Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of the 23rd day of April 2025, by and among MYT Netherlands Parent B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in the Netherlands with registered number 74988441(the “Company”), and Richemont Italia Holding S.p.A., a company incorporated in Italy with registered number 08158020969 (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into a share purchase agreement (the “Share Purchase Agreement”) dated as of the 7th day of October 2024, pursuant to which the Company desires to purchase all of the share capital of YOOX Net-a-Porter Group S.p.A. from the Investor. In connection with the consummation of the transactions contemplated by the Share Purchase Agreement, the Investor will become the owner of certain Capital Stock (as defined below) and a major shareholder of the Company; and

WHEREAS, the Company desires to provide to the Investor certain registration rights as set forth herein with respect to the Capital Stock to foster the future economic development of the Company by enabling a wider range of interested parties to become investors in the Company and therefore attracting capital in the market from a broader investor base.

NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1            “Affiliates” has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.2            “Agreement” is defined in the preamble of this Agreement.

1.3            “Blackout Period” is defined in Section 4.3(a).

1.4            “Business Day” means any day on which the New York Stock Exchange or such other securities exchange as the Capital Stock is listed is open for trading.

1.5            “Capital Stock” means the common equity interests in the Company.

1.6            “Company” is defined in the preamble of this Agreement and shall include any successor thereto.

1.7            “Effectiveness Period” is defined in Section 3.1(a).

1.8            “Eligible Securities” means all or any portion of Capital Stock held by, acquired or that may be acquired by the Richemont Group or its designee and any other securities issued or issuable with respect to, on account of or in exchange for Eligible Securities, whether by stock split, stock dividend, recapitalization, merger, consolidation, reorganization, extraordinary transaction, charter amendment or otherwise that are held by the Richemont Group or its designee. Eligible Securities shall cease to be Eligible Securities when (i) a registration statement with respect to the sale of such Eligible Securities shall have become effective under the Securities Act and such Eligible Securities shall have been disposed of in accordance with such registration statement, (ii) such Eligible Securities shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any successor rule) or pursuant to another applicable exemption from registration under the Securities Act to a Person that is not the Richemont Group or a designee thereof, new certificates for such Eligible Securities not bearing a legend restricting further transfer shall have been delivered by the Company and such Eligible Securities shall be freely transferable to the public (without limitations on volume) without registration under the Securities Act or (iii) such Eligible Securities are no longer outstanding.

1.9            “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

1.10          “Excluded Registration” means (i) a registration relating solely to the sale of securities to participants in a Company share plan, (ii) a registration related to a transaction covered by Rule 145 under the Securities Act, (iii) a registration in which the only shares being registered are Capital Stock issuable upon conversion of debt securities which are also being registered, or (iv) a registration on Form S-8 or Form S-4 to the extent not otherwise covered in sub-clauses (i) or (ii) hereof.

1.11          “Information Blackout” is defined in Section 4.3(a).

1.12          “Investor” is defined in the preamble of this Agreement.

1.13          “Maximum Number of Securities” is defined in Section 4.2(d).

1.14          “MYT Holding” means MYT Holding, LLC, a limited liability company organized and existing under the laws of Delaware, United States of America registered with the Secretary of State of the State of Delaware under number 7375244.

1.15          “Person” means an individual, a partnership (general or limited), corporation, real estate investment trust, joint venture, business trust, cooperative, limited liability company, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

1.16          “Permitted Transferee” means any Affiliate, subsidiary, parent, partner, limited partner, retired partner, member, retired member or holder of share capital of the Investor that has become a party hereto in accordance with Section 7.7.

1.17          “Registration Delay” is defined in Section 4.3(a).

1.18          “Registration Expenses” means all expenses incurred in connection with the Company’s performance of or compliance with the registration requirements set forth in this Agreement, including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s counsel(s) (United States and foreign), accountants, experts and other persons retained by the Company in connection with the registration, offering and sale of Eligible Securities to be disposed of under the Securities Act (including the expenses of any special audit and “comfort” letters required by or incident to such performance); (ii) all expenses in connection with the preparation, printing and filing of any registration statement, any preliminary prospectus, final prospectus or free writing prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all expenses in connection with the qualification of Eligible Securities to be disposed of for offering and sale under state securities laws; (v) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority (or any successor thereto) of the terms of the sale of Eligible Securities to be disposed of; (vi) SEC and blue sky registration fees attributable to Eligible Securities; (vii) the fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange or quotation system on which the Company’s equity securities are then listed and all rating agency fees; (viii) the reasonable fees and disbursements of counsel to the Investor (as well as local counsel) selected by the Investor; (ix) the reasonable fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice; and (x) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging, to the extent not borne by the underwriters; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

1.19          “Registration Request Notice” is defined in Section 2.1.

1.20          “Richemont Group” means Compagnie Financière Richemont S.A. and its subsidiaries and subsidiary undertakings from time to time.

1.21          “SEC” means the United States Securities and Exchange Commission.

1.22          “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto), and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

1.23          “Share Purchase Agreement” is defined in the preamble of this Agreement.

1.24          “Shelf Registration Statement” is defined in Section 3.1(a).

ARTICLE II
REGISTRATION REQUEST

SECTION 2.1.       Request. From and after the date of this Agreement and subject to Section 4.3 and the cutback provisions of Section 4.2(e) (if applicable), upon written request from the Investor requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities, which notice may be delivered at any time after the date of this Agreement and which notice shall specify the intended method or methods of disposition of such Eligible Securities (the “Registration Request Notice”), unless such Eligible Securities are included in a currently effective registration statement of the Company permitting the resale of such Eligible Securities in the manner contemplated by the Investor, the Company will (as promptly as practicable, but in any event within sixty (60) days of such request) file the appropriate registration statement under the Securities Act with the SEC and will use its reasonable best efforts to (as promptly as reasonably practicable, but in any event within one hundred eighty (180) days of such request) cause such registration statement to be declared effective by the SEC and to permit the disposition of such Eligible Securities in accordance with the intended method or methods of disposition stated in such request; provided, that:

(a)           if the Company shall have previously caused a registration statement to be declared effective by the SEC with respect to Eligible Securities pursuant to Article III, the Company shall not be required to cause a subsequent registration statement to be declared effective by the SEC pursuant to this Article II until a period of ninety (90) days shall have elapsed from the effective date of such previous registration statement; and

(b)           the Company shall not be required to effect (i) more than three (3) registrations pursuant to this Article II in any calendar year or (ii) a registration of Eligible Securities if (x) the fair market value of such Eligible Securities on the date of receipt by the Company of the Registration Request Notice is less than $25 million and (y) the registration relates to less than 7.43% of the Eligible Securities then outstanding.

SECTION 2.2.       Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for holders of Capital Stock other than the Richemont Group) any of its Capital Stock (or any equity securities exercisable for, convertible into or exchangeable for Capital Stock, or other securities issued by it having terms substantially similar to Eligible Securities) under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly (and in any event at least twenty-five (25) days prior to such registration) give the Investor written notice of such registration (including any shelf registration) and confirm such notice by telephone. Upon the written request of the Investor given within twenty (20) days after such notice is given by the Company in accordance with Section 7.8, but subject to the cutback provisions of Section 4.2(d), the Company shall cause to be registered under the Securities Act all of the Eligible Securities that the Investor has requested to be included in such registration (including any shelf registration).

SECTION 2.3.       Expenses. The Company shall bear all Registration Expenses in connection with any registration pursuant to this Article II, whether or not such registration statement becomes effective.

SECTION 2.4.       Other Registration. No registration of Eligible Securities effected under this Article II shall relieve the Company of its obligation (if any) to effect registration of other Eligible Securities pursuant to Article III.

ARTICLE III
SHELF REGISTRATION

SECTION 3.1.       Shelf Registration Statement.

(a)           Shelf Registration Statement. From and after the date of this Agreement and subject to Section 4.3 and the cutback provisions of Section 4.2(e) (if applicable), the Company shall, upon request of the Investor, as promptly as reasonably practicable (but in any event within 60 days of such request) file with the SEC a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the resale of all of the Eligible Securities (the “Shelf Registration Statement”). The Shelf Registration Statement shall be on the appropriate form permitting registration of such Eligible Securities for resale by the Investor in the manner or manners designated by it (including, without limitation, one or more underwritten offerings). The Company will notify the Investor when such Shelf Registration Statement has become effective. The Company shall not be required to maintain in effect more than one shelf registration at any one time pursuant to this Section 3.1(a). The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of the Shelf Registration Statement, or automatically if the Company is eligible to file an automatically effective shelf registration statement, and to keep the Shelf Registration Statement continuously effective under the Securities Act until the date (“Effectiveness Period”) when all Eligible Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement; provided, that the Company shall not be obligated to file any such registration statement if (i) the Investor proposes to sell Eligible Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $25 million and (ii) the Investor proposes to sell less than 7.43% of the Eligible Securities then outstanding. For the avoidance of doubt, registrations effected pursuant to this this Section 3.1(a) shall not be counted as demands for registration or registrations effected pursuant to Section 2.1(b).

(b)           Shelf Offerings. Subject to Section 4.3, the Investor shall have the right to conduct an unlimited number of offerings under the Shelf Registration Statement, including underwritten offerings; provided, that the Company shall have no obligation to effect more than one such underwritten offering until a period of ninety (90) days shall have elapsed from the completion of the most recent underwritten offering, whether for the benefit of the Company, the Investor or MYT Holding.

(c)           Withdrawal of Stop Orders. If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(d)           Supplement and Amendments. Subject to Section 4.3, the Company shall promptly supplement and amend the Shelf Registration Statement and the prospectus included therein if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act.

(e)           Other Registrations. Notwithstanding any other provisions contained herein to the contrary, the Company shall not be required to effect any shelf registration or to keep any Shelf Registration Statement effective pursuant to this Section 3.1 if the Investor exercise its right to request a demand registration pursuant to Article II and such demand registration includes all of the Eligible Securities owned by the Richemont Group and such securities are sold pursuant to such demand registration.

(f)            Expenses. The Company shall bear all Registration Expenses in connection with any shelf registration pursuant to this Section 3.1, whether or not such shelf registration becomes effective.

ARTICLE IV
PROCEDURES

SECTION 4.1.        Registration and Qualification. If and whenever the Company is required to use all reasonable best efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles II or III, and subject to the limitations set forth in Sections 2.1 and 3.1, the Company will, as promptly as is practicable:

(a)           prepare, file and use all reasonable best efforts to cause to become effective and to remain continuously effective a registration statement under the Securities Act regarding the Eligible Securities to be offered;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Investor set forth in such registration statement;

(c)           furnish to the Investor and to any underwriter of such Eligible Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Investor or such underwriter may reasonably request;

(d)           use all reasonable best efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Investor or any underwriter of such Eligible Securities shall reasonably request, and use all reasonable best efforts to do other acts and things which may be reasonably requested by the Investor or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation on its income in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

(e)           use all reasonable best efforts to list the Eligible Securities on each national securities exchange or quotation system on which the Capital Stock is then listed, if the listing of such securities is then permitted under the rules of such exchange;

(f)            notify the Investor as soon as reasonably practicable and, if requested by the Investor, confirm such notice in writing:

(i)             (A) when a prospectus, any prospectus supplement or free writing prospectus or post-effective amendment is proposed to be filed in respect of a registration statement filed pursuant to this Agreement, and (B) with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(ii)            of any written comments from the SEC with respect to any filing and of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or for additional information related thereto;

(iii)           of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of any registration statement filed pursuant to this Agreement or the initiation of any proceedings for that purpose;

(iv)           of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of any of the Eligible Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(v)           of the existence of any fact or the happening of any event that makes any statement of material fact made in any registration statement filed pursuant to this Agreement or related prospectus untrue in any material respect, or that requires the making of any changes in such registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the prospectus, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(vi)          of the determination by the Company that a post-effective amendment to a registration statement filed pursuant to this Agreement will be filed with the SEC;

(g)           (i) upon the occurrence of any event contemplated by Sections 4.1(f)(ii), (iii) or (iv), use its reasonable best efforts to respond to such comments, prepare such amendment or supplement, furnish such additional information, or obtain the withdrawal of such stop order, order, injunction or suspension of qualification or exemption, as applicable, as promptly as practicable, and (ii) upon the occurrence of any event contemplated by Section 4.1(f)(v), at the request of the Investor, prepare and furnish to the Investor as many copies as requested of a supplement or amendment, including, if appropriate, a post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement or other purchase and sale agreement, in usual and customary form, with the underwriters for such offering;

(i)            provide a transfer agent and registrar for all Eligible Securities registered pursuant to this Agreement and provide a CUSIP number for all such Eligible Securities, in each case not later than the effective date of such registration; and

(j)            use all reasonable best efforts to furnish, at the request of the Investor, on the date that such Eligible Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters:

(i)             an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters; and

(ii)            a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

The Company may require the Investor to furnish the Company such information regarding the Investor and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

SECTION 4.2.        Underwriting.

(a)           If the Investor so elects, an offering pursuant to Sections 2.1 or 3.1 under this Agreement shall, by written notice delivered to the Company, be in the form of an underwritten offering; provided, that the Company shall have no obligation to effect more than one underwritten offering until a period of ninety (90) days shall have elapsed from the completion of the most recent underwritten offering, whether for the benefit of the Company, the Investor or MYT Holding. With respect to any such underwritten offering, the Investor shall select an investment banking firm of international standing to be the managing underwriter for the offering, which firm shall be reasonably acceptable to the Company, following which selection the Company and the Investor shall cooperate to effect such transaction as promptly as reasonably practicable.

(b)           In the case of an underwritten offering pursuant to Sections 2.1 or 3.1, the Company will enter into and perform its obligations under an underwriting agreement with the underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, which may include, without limitation, indemnities and contribution to the effect and to the extent provided in Article VI and the provision of opinions of counsel and accountants’ letters as are customarily delivered by issuers to underwriters in secondary underwritten public offerings of securities. The holders of Eligible Securities on whose behalf such securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of such securities, but only to the extent such representations and warranties and other agreements are customarily made by issuers to selling shareholders in secondary underwritten public offerings, and the holders of Eligible Securities included in such underwritten offering shall be required to make representations or warranties to, and other agreements with, the Company and the underwriters in connection with such underwriting agreement as are customarily made by selling shareholders in secondary underwritten public offerings; provided, however, that no holder of Eligible Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters regarding such holder’s knowledge about the Company.

(c)            In the event that any registration pursuant to Articles II or III shall involve, in whole or in part, an underwritten offering, the Company will, if requested by the Investor or the underwriters in such offering, cause the appropriate officers of the Company to attend and participate in “road shows” and other information meetings, if any, organized by the underwriters, as reasonably requested; provided, that the Company shall have no obligation to participate in more than four (4) “road shows” in any twelve (12) consecutive month period, whether for the benefit of the Company, the Investor or MYT Holding, and such participation shall not unreasonably interfere with the business operations of the Company.

(d)            In connection with any offering pursuant to Section 2.2 involving an underwriting of shares of the Company’s share capital, the Company shall not be required to include any of the Richemont Group’s Eligible Securities in such offering unless the Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and then only in such quantity as the managing underwriter(s) in such underwritten offering determine in good faith in its or their sole discretion, and advise the Company in writing, will not exceed the number of securities that can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering (the “Maximum Number of Securities”). If the total number of securities, including the Eligible Securities requested by the Investor to be included in such offering, exceeds the Maximum Number of Securities, then the Company shall include in such offering (x) first, the Capital Stock or other equity securities, if any, of the Company that the Company proposes to sell, that in the good faith opinion of such managing underwriter(s) can be sold without exceeding the Maximum Number of Securities, (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), the Capital Stock of the Richemont Group and, if applicable, MYT Holding (allocated pro rata between them on the basis of the number of Capital Stock owned by each of them at the time of the determination of the Maximum Number of Securities or in such manner as they may otherwise agree) that, in the good faith opinion of such managing underwriter(s), can be sold without exceeding the Maximum Number of Securities and (z) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (x) and (y), the Capital Stock or other equity securities, if any, of the Company requested to be included therein by other Persons, allocated among such holders in such manner as they may agree, that, in the good faith opinion of such managing underwriter(s), can be sold without exceeding the Maximum Number of Securities.

(e)           If the managing underwriter(s) in an underwritten offering pursuant to Sections 2.1 or 3.1, determine, in good faith in its or their sole discretion, and advise the Company and the Investor in writing that the total number of securities requested to be included in such offering, including the Eligible Securities, exceeds the Maximum Number of Securities, then the Company shall include in such offering (x) first, the Capital Stock of the Richemont Group and, if applicable, MYT Holding (allocated pro rata between them on the basis of the number of Capital Stock owned by each of them at the time of the determination of the Maximum Number of Securities or in such manner as they may otherwise agree) that, in the good faith opinion of such managing underwriter(s), can be sold without exceeding the Maximum Number of Securities, (y) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (x), the Capital Stock or other equity securities, if any, of the Company that the Company proposes to sell that, in the good faith opinion of such underwriters, can be sold without exceeding the Maximum Number of Securities and (z) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (x) and (y), the Capital Stock or other equity securities, if any, of the Company requested to be included therein by other Persons, allocated among such holders in such manner as they may agree, that, in the good faith opinion of such managing underwriter(s), can be sold without exceeding the Maximum Number of Securities.

SECTION 4.3.        Blackout Periods.

(a)           (i) At any time when a registration statement effected pursuant to Articles II or III relating to Eligible Securities is effective upon written notice from the Company to the Investor that the Board of Directors of the Company has determined in good faith, with the advice of counsel, (such decision to be promptly notified to the Investor) that the Investor’s sale of Eligible Securities pursuant to the registration statement would be reasonably likely to require disclosure of non-public material information the disclosure of which would not otherwise be required to be disclosed and would be reasonably likely to have a material adverse effect on the Company (an “Information Blackout”), the Investor shall suspend sales of Eligible Securities pursuant to such registration statement and (ii) if, while a registration request is pending pursuant to Articles II or III, the Board of Directors of the Company determines in good faith, with the advice of counsel, that an Information Blackout is required, or that any such filing or the offering of any Eligible Securities would be reasonably likely to materially adversely affect or materially delay any bona fide proposed material financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, the Company shall promptly deliver to the Investor a certificate to such effect signed by its Chief Executive Officer or Chief Financial Officer, and the Company shall not be required to file a registration statement, prospectus or any amendment or any supplement thereto pursuant to Articles II or III (a “Registration Delay”); provided, that any such suspension or postponement under (i) and (ii) of this Section 4.3(a) shall only continue until the earliest of:

(1)            the date upon which such material information is disclosed to the public or ceases to be material;

(2)            sixty (60) days after receipt by the Company of the written request from the Investor pursuant to Article II or III;

(3)            in the case of clause (i) above, such time as the Company notifies the Investor that sales pursuant to such registration statement may be resumed; and

(4)            in the case of clause (ii) above, the date upon which the financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction referred to therein concludes.

The number of days from such suspension of sales by the Investor until the day when such sales may be resumed under clause (1), (2) or (3) hereof, or from the date of a notice of a Registration Delay until the date such affected registration process resumes under clause (1), (2) or (4) hereof, shall be called a “Blackout Period”. In no event may the Company deliver more than two (2) notices, collectively, of an Information Blackout and/or a Registration Delay in any twelve (12) consecutive month period, and the aggregate number of days in which any Blackout Periods may be in effect in any twelve (12) consecutive month period shall not exceed ninety (90) days.

(b)          Any delivery by the Company of a written notice of a Registration Delay following a registration request by the Investor pursuant to Sections 2.1 or 3.1, and before the effectiveness of the related registration statement, or of a written notice of an Information Blackout during the sixty (60) days immediately following effectiveness of any registration statement effected pursuant to Article II, shall give the Investor the right, by written notice to the Company within twenty (20) Business Days after the end of such Blackout Period, to cancel such registration and obtain one additional registration right during such calendar year under Article II.

(c)           The Company shall not effect any public offering of its securities during any Blackout Period other than an Excluded Registration.

SECTION 4.4.       Qualification for Rule 144 Sales. The Company covenants that it will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the written request of the Investor, use its reasonable best efforts to make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take any such further action as reasonably requested by the Investor, all to the extent required from time to time to enable the Investor to sell Eligible Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S under the Securities Act, as each may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of the Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 4.5.       Withdrawal. The Investor shall have the right to withdraw from a registration pursuant to Articles II or III for any or no reason whatsoever upon written notification to the Company and the underwriter(s) (if any) of its intention to withdraw from such registration. If the Investor withdraws from a proposed offering pursuant to this Section 4.5, then such registration shall not be counted as a demand for registration or a registration effected pursuant to Section 2.1(b).

ARTICLE V

PREPARATION; REASONABLE INVESTIGATION

SECTION 5.1.       Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering or offering Eligible Securities under the Securities Act, the Company will promptly give the Investor and the underwriters, if any, and their respective counsel, accountants and other agents, drafts of such registration statement for their review and comment prior to filing and such reasonable and customary access to its books and records (including, without limitation, all financial and other records, pertinent corporate documents, and properties of the Company) and such opportunities to discuss the business of the Company with its officers, directors, employees, counsel and the independent public accountants who have certified its financial statements and cause such persons to supply all information reasonably requested as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act (including, without limitation, to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith); provided, that the Company may require them to enter into a customary confidentiality agreement.

ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION

SECTION 6.1.         Indemnification.

(a)           In the event of any registration of Eligible Securities hereunder, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless, the Investor, its directors, trustees, officers, partners, employees, security holders, legal counsel, accountants, and agents, and each Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Investor or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated hereby under which Eligible Securities were registered under the Securities Act, including any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement to the foregoing, in light of the circumstances in which they were made) not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will pay to the Investor and each such director, trustee, officer, partner, employee, security holder, legal counsel, accountant, or agent, underwriter and controlling Person any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated thereunder, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor or underwriter specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of the Eligible Securities to the Person asserting such loss, claim, damage, expense or liability (or action or proceeding in respect thereof).

(b)           To the extent permitted by law, the Investor will, and hereby does, indemnify and hold harmless, the Company, its directors, officers, employees, and agents, and each Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, to which each such indemnified party may become subject under the Securities Act, the Exchange Act, other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement contemplated hereby under which Eligible Securities were registered under the Securities Act, including any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement to the foregoing, in light of the circumstances in which they were made) not misleading, or (iii) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, but only to the extent that such loss, claim, damage, expense or liability (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated thereunder, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement and that has not been corrected in a subsequent writing prior to or concurrently with the sale of the Eligible Securities to the Person asserting such loss, claim, damage, expense or liability (or action or proceeding in respect thereof); and the Company will pay to the Investor and each such director, trustee, officer, partner, employee, security holder, legal counsel, accountant, or agent, underwriter and controlling Person any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, action, or proceeding; provided, however, that the indemnity agreement contained in this Section 6.1(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Sections 6.1(b) and 6.1(d) be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Eligible Securities giving rise to such indemnification obligation.

(c)            Promptly after receipt by any indemnified party hereunder of notice of the commencement of any action or proceeding involving a claim referred to in Section 6.1(a) or (b), the indemnified party will notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under Section 6.1(a) or (b) (except to the extent that it has been prejudiced in any material respect by such failure). In case any such action, suit, claim or proceeding is brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such action, suit, claim or proceeding within a reasonable time after notice of commencement of the action, suit, claim or proceeding, or (iii) such indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (i), (ii) or (iii) of the preceding sentence shall have occurred or shall otherwise be applicable, then the reasonable fees and expenses of one counsel selected by a majority in interest of the indemnified parties (and up to one local counsel to the extent reasonably necessary) shall be borne by the indemnifying party. If, in any case specified in the foregoing clauses (i), (ii) or (iii), the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the indemnified party. Anything in this Section 6.1(c) to the contrary notwithstanding, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent (which consent in the case of an action, suit, claim or proceeding exclusively seeking monetary relief shall not be unreasonably withheld or delayed). Such indemnification shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

(d)           If for any reason the indemnity under this Section 6.1 is unavailable or is insufficient to hold harmless any indemnified party under Section 6.1(a) or (b), then the indemnifying parties shall contribute to the amount paid or payable to the indemnified party as a result of any loss, claim, expense, damage or liability (or actions or proceedings, whether commenced or threatened, in respect thereof), and legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinbefore calculated, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party in such proportion as is appropriate to reflect not only such relative fault of, but also the relative benefits received by, the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6.1(d). Notwithstanding the foregoing, (i) in no event shall the Investor’s liability pursuant to this Section 6.1(d), when combined with the amounts paid or payable by the Investor pursuant to Section 6.1(b), be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Eligible Securities giving rise to such contribution obligation, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)            Notwithstanding any other provision of this Section 6.1, to the extent that any director, trustee, officer, partner, agent, employee, or other representative (current or former) of any indemnified party is a witness in any action or proceeding, the indemnifying party agrees to pay to the indemnified party all expenses reasonably incurred by, or on the behalf of, the indemnified party and such witness in connection therewith.

(f)            All legal and other expenses reasonably incurred by or on behalf of any indemnified party in connection with investigating or defending any loss, claim, expense, damage, liability, action or proceeding which are to be borne by the indemnifying party pursuant to this Section 6.1 shall be paid by the indemnifying party in advance of the final disposition of such investigation, defense, action or proceeding within thirty (30) days after the receipt by the indemnifying party of a statement or statements from the indemnified party requesting from time to time such payment, advance or advances. The entitlement of each indemnified party to such payment or advancement of expenses shall include those incurred in connection with any action or proceeding by the indemnified party seeking an adjudication or award in arbitration pursuant to this Section 6.1. Such statement or statements shall reasonably evidence such expenses incurred by the indemnified party in connection therewith.

(g)            The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of any indemnified party to indemnification hereunder or create a presumption that any indemnified party violated any federal or state securities laws.

(h)            The indemnity agreements contained in this Section 6.1 shall be in addition to any other rights (to indemnification, contribution or otherwise) which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of any Eligible Securities by the Investor.

(i)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(j)            Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Investor under this Section 6.1 shall survive the completion of any offering of Eligible Securities in a registration statement under this Agreement.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1.      No Inconsistent Agreements or Other Registration Rights.

(a)            The Company has not entered and will not enter into any agreement that is inconsistent with the rights granted to the Investor in this Agreement or that otherwise conflicts with the provisions hereof in any material respect. The rights granted to the Investor hereunder do not in any material way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(b)            The Company represents and warrants that no Person, other than the Investor and MYT Holding LLC, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any registration statement filed by the Company for the sale of securities for its own account or for the account of any other Person.

SECTION 7.2.        Captions. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

SECTION 7.3.        Severability. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

SECTION 7.4.        Modification and Amendment. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

SECTION 7.5.       Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

SECTION 7.6.        Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

SECTION 7.7.       Assignment; Successors and Assigns. Except as set forth in the next sentence, this Agreement and the rights granted hereunder may not be transferred or assigned by the Investor without the prior written consent of the Company, which may be granted or withheld by the Company in its sole and absolute discretion. The Investor will be permitted to transfer or assign its rights under this Agreement: (i) without the prior consent of the Company, to a transferee or assignee which is a Permitted Transferee, and (ii) with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), to a transferee or assignee of at least 50% of the Richemont Group’s aggregate Eligible Securities originally obtained from the Company (or if the Richemont Group then owns less than 50% of such originally acquired securities, then all remaining Eligible Securities then held by the Richemont Group), it being agreed and acknowledged that, without limitation, it shall not be unreasonable for the Company to withhold its consent to a transfer or assignment if, in the reasonable and good faith judgment of the Company, the proposed transferee’s or assignee’s, as the case may be, interest in Eligible Securities would, or would be reasonably likely to, have a materially prejudicial effect on the reputation of the Company or its business; in each case, so long as the applicable transferee executes and delivers to the Company an instrument, in form and substance acceptable to the Company, agreeing to be bound by the terms of this Agreement as if it were an original party hereto. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective successors and permitted assigns.

SECTION 7.8.        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt, or (d) immediately upon transmission of such notice via e-mail subject to confirmation of receipt by e-mail or telephone.

All notices and other communications shall be sent to the Company or the Investor, respectively, at the address and e-mail listed on the signature page hereof or at such other address as the Company or the Investor, respectively, may designate by ten (10) days’ advance written notice to the other parties hereto.

SECTION 7.9.        Specific Performance. The parties agree that, to the extent permitted by law, (a) the obligations imposed on them pursuant to this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any such party, damages would not be an adequate remedy; and (b) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

SECTION 7.10.       Governing Law; Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles thereof. The parties agree that any legal action or proceeding regarding this Agreement shall be brought and determined exclusively in a state or federal court located in the Borough of Manhattan, City of New York, State of New York.

SECTION 7.11.      Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 7.12.      Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Eligible Securities, to any and all shares or units of capital stock or other equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Eligible Securities and shall be appropriately adjusted for any stock or unit dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

THE COMPANY:

MYT NETHERLANDS PARENT B.V.

By:	/s/ Michael Kliger
Name:	Michael Kliger
Title:	Chief Executive Officer and Managing Director

By:	/s/ Martin Beer
Name:	Martin Beer
Title:	Chief Financial Officer and Managing Director

Address:

Name:	MYT Netherlands Parent B.V.
For the attention of:	Group CFO and Chief Legal Counsel
Address:	Einsteinring 9, 85609 Aschheim, Germany
E-mail address:	[***]

with a copy (which shall not constitute notice) to:

Name:	Baker McKenzie LLP
For the attention of:	[***]
Address:	1900 North Pearl Street, Suite 1500, Dallas, Texas 75201, United States
E-mail address:	[***]

[Signature Page to Registration Rights Agreement]

THE INVESTOR:

RICHEMONT ITALIA HOLDING S.p.A.

By:	/s/ Axel Meyer
Name:	Axel Meyer
Title:	Director

By:	/s/ Silvia Scagnelli
Name:	Silvia Scagnelli
Title:	Authorised Signatory

Address:

Name:	Richemont Italia Holding S.p.A
For the attention of:	Group CFO, Chief Legal Counsel and Group Mergers & Acquisitions Director
Address:	Chemin de la Chênaie 50, 1293 Bellevue; Switzerland
E-mail address:	[***]

with a copy (which shall not constitute notice) to:

Name:	Slaughter and May
For the attention of:	[***]
Address:	Slaughter and May, One Bunhill Row, London, EC1Y 8YY, United Kingdom
E-mail address:	[***]

[Signature Page to Registration Rights Agreement]